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                                                                   EXHIBIT 5.01

                      KUPERMAN, ORR, MOUER & ALBERS, P.C.

                                     [Date]


Grand Adventure Tour & Travel Publishing Corporation
1250 Capital of Texas Highway, Building 3, Suite 300
Austin, TX  78746

                      Re:  Registration Statement on Form SB-2


Ladies and Gentlemen:

         We have examined the Registration Statement on Form SB-2 (File No. 333-38739) originally filed by Grand Adventure Tour & Travel Publishing Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") on October 24, 1997, as thereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 805,000 shares of the Company's Common Stock (the "Shares"). The Shares, which include an over-allotment option granted by the Company to the Underwriters to purchase up to 105,000 additional shares of the Company's Common Stock, are to be sold to the Underwriters by the Company as described in the Registration Statement for resale to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

         It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to said Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.

                  Very truly yours,

                  /s/ Kuperman, Orr, Mouer & Albers, a professional corporation
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                  KUPERMAN, ORR, MOUER & ALBERS
                  a professional corporation